UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2007

NeoMagic Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

As previously announced, effective as of August 6, 2007 (the “Start Date”), Steven P. Berry was appointed Vice President of Finance and Chief Financial Officer of NeoMagic Corporation (the “Company”). H. Robert Newman, who served as Acting Chief Financial Officer from March 7, 2007 to August 5, 2007, will no longer serve in that position and will resume his prior position of Corporate Controller.

Information regarding Mr. Berry’s prior work history and his compensation as Vice President of Finance and Chief Financial Officer of the Company was set forth in the Current Report on Form 8-K filed by the Company on June 13, 2007 and is incorporated herein by reference.

The option to purchase 85,000 shares of the Company’s common stock granted to Mr. Berry on the Start Date has an exercise price of $3.53 per share, which is equal to the closing bid price per share of the Company’s common stock on the Nasdaq Global Market on the Start Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation

Date: August 8, 2007	/s/ Douglas R. Young
Douglas R. Young
Chief Executive Officer